Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283418

Prospectus Supplement

(to Prospectus dated December 18, 2024)

Strata Skin Sciences, Inc.

1,097,547 Shares of Common Stock

Strata Skin Sciences, Inc. (the “Company” or “we” or “our” or “us”) is offering (“Offering”) 1,097,547 shares (“Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each Share in accordance with the securities purchase agreement dated September 2, 2025, by and among us and the investors thereto (the “Securities Purchase Agreement”) is $2.204 per Share.

Our shares of Common Stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SSKN.” On September 2, 2025, the last reported sale price of our Common Stock on Nasdaq was $2.83 per share. As of September 2, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $7,256,997, which we calculated based on 4,171,161 shares of outstanding common stock as of September 2, 2025, of which 2,564,310 shares were held by non-affiliates, and a price per share of $2.83 as of September 2, 2025, which is a date within 60 days prior to the filing date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the 12 calendar months prior to the date of this prospectus supplement, we have not sold any securities.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, the accompanying base prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

We have engaged Ladenburg Thalmann & Co., Inc., or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities we are offering. This offering is being conducted on a “best efforts” basis and the placement agent has no obligation to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page of S-6 this prospectus for more information regarding these arrangements.

	Per Share	Total
Public offering price	$2.20400	$2,418,993.20
Placement Agent fees (1)	$0.15428	$169,329.55
Proceeds, before expenses, to the Company	$2.04972	$2,249,663.65

(1)	We have agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in connection with the offering, subject to certain exceptions. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including up to $50,000 for its legal fees and expenses and other out-of-pocket expenses. See “Plan of Distribution” for additional information and a description of the compensation payable to the placement agent.

The delivery to purchasers of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September 4, 2025, subject to satisfaction of certain customary closing conditions.

Placement Agent

Ladenburg Thalmann

The date of this prospectus supplement is September 3, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed on Form S-3 (Registration No. 333-283418) with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process.

Each time we conduct an offering to sell securities under the accompanying base prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the number of securities being offered and the plan of distribution. The shelf registration statement was filed with the SEC on November 22, 2024, amended on December 4, 2024, and declared effective by the SEC on December 18, 2024. The registration statement is effective as of the date of this prospectus supplement. This prospectus supplement describes the specific details regarding this offering and may add, update, or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.

This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our Common Stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Common Stock offering and adds to, and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering, include all material information relating to this offering. We have not, and the Placement Agent has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations.

You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein.Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, “SSKN” refer to Strata Skin Sciences, Inc., a Delaware corporation. References to “you” refer to a prospective investor.

S-ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-3 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Corporate Overview

We are a medical technology company in dermatology dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Our products include the XTRAC® and Pharos® excimer lasers and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions. Our products also include the TheraClear® Acne Therapy System utilized in the treatment of mild to moderate inflammatory, comedonal and pustular acne. The Pharos device is no longer available.

We were incorporated in the State of New York in 1989 under the name Electro-Optical Sciences, Inc. and subsequently reincorporated under the laws of the State of Delaware in 1997. In April 2010, we changed our name to MELA Sciences, Inc. In June 2015, we completed the acquisition of the XTRAC® Excimer Laser and the VTRAC® excimer lamp businesses from PhotoMedex, Inc. (the “Acquisition”). Prior to the Acquisition, the Company’s only product was the MelaFind® system, or MelaFind, a device for aiding dermatologists in the evaluation of clinically atypical pigmented skin lesions. On January 5, 2016, we changed our name to STRATA Skin Sciences, Inc., and we have discontinued the MelaFind business.

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. To the extent we qualify as a smaller reporting company, we may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including, among other things, providing only two years of audited financial. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Recent Developments

Registered Direct Offering. We are filing this prospectus supplement in connection with a registered direct offering (the “Offering”). On September 2, 2025, we entered into a Securities Purchase Agreement with certain institutional investors (the “Investors”), pursuant to which we agreed to issue and sell, and the Investors agreed to purchase, an aggregate of 1,097,547 shares of our common stock at a purchase price of $2.204 per share. The purchase price equals the “Minimum Price,” as defined in Nasdaq Listing Rule 5635(d), which represents the average closing price of our common stock on the Nasdaq Capital Market for the five consecutive trading days immediately preceding the execution of the Securities Purchase Agreement. Because the purchase price of the shares is equal to the Minimum Price, stockholder approval of this Offering is not required under applicable Nasdaq rules.

Nasdaq continued listing deficiency. On August 19, 2025, we received a written notice (the “Notice”) from the Listing Qualifications Staff of Nasdaq indicating that we are not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2.5 million. Based on our most recently filed Quarterly Report on Form 10-Q for the period ended June 30, 2025, we reported stockholders’ equity below this threshold.

The Notice has no immediate effect on the listing of our common stock, which continues to trade on The Nasdaq Capital Market under the symbol SSKN. In accordance with Nasdaq rules, we have 45 calendar days from the date of the Notice to submit to Nasdaq a plan to regain compliance. If the plan is accepted, Nasdaq may grant us an extension of up to 180 calendar days from the date of the Notice to evidence compliance.

There can be no assurance that Nasdaq will accept our compliance plan or that we will be able to regain compliance within any extension period. If we are unable to do so, our common stock may be subject to delisting, which could adversely affect the liquidity of our common stock and our ability to raise additional capital.

We intend to submit a plan to regain compliance within the prescribed period, which may include pursuing financing transactions, balance sheet restructuring, or other measures. For additional information, see “Risk Factors— We may not be able to regain compliance with Nasdaq’s continued listing requirements, which could result in the delisting of our Common Stock.”

THE OFFERING

Shares Offered	1,097,547

Common Stock Currently Outstanding	4,171,161

Common Stock to Be Outstanding Immediately Following This Offering	5,268,708

Public Offering Price	$2.204 per share of Common Stock.

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $2.15 million, after deducting the Placement Agent fees and the estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and for general corporate purposes. See “Use of Proceeds” on page S-4 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, the accompanying base prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Nasdaq Symbol	“SSKN”

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of any outstanding options or exercise of any outstanding warrants or conversion of any convertible debt.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A of our most recent Annual Report on Form 10-K, as may be updated in our subsequent Quarterly Reports on Form 10-Q, and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying base prospectus, before deciding whether to purchase any of our Common Stock in this offering. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the market value and/or trading price, as applicable, of our securities could decline, and you might lose all or part of your investment.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-4 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

If you purchase securities sold in this offering, you may experience immediate dilution as a result of this offering.

We have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options and/or warrants are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

Sales of a significant number of shares of our Common Stock in the public markets or significant short sales of our Common Stock, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital.

A large number of shares of common stock issued in this offering may be sold in the public market following this offering, which may depress the market price of our common stock. Also, if there are significant short sales of our Common Stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Common Stock to sell their shares, thereby contributing to sales of Common Stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

This is a best efforts offering, no minimum number of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the Shares in this Offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this Offering. Because there is no minimum number of securities or amount of proceeds required as a condition to the closing of this Offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the securities offered in this Offering. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We do not intend to pay dividends on our Common Stock in the foreseeable future.

We have never paid cash dividends on our Common Stock. We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our Common Stock. Because we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our Common Stock. We cannot be certain that our Common Stock will appreciate in price.

We may not be able to regain compliance with Nasdaq’s continued listing requirements, which could result in the delisting of our Common Stock.

On August 19, 2025, we received a notice from Nasdaq indicating that we are not in compliance with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market. Although the notice has no immediate effect on the listing of our Common Stock, we must submit a plan to Nasdaq by October 3, 2025, to regain compliance, and Nasdaq may grant us up to 180 calendar days from the date of the notice to evidence compliance. There can be no assurance that Nasdaq will accept our plan or that, even if our plan is accepted, we will be able to regain compliance within the applicable period. If we are unable to regain compliance, our Common Stock may be delisted from The Nasdaq Capital Market. Any such delisting could adversely affect the liquidity of our Common Stock, limit our access to capital markets, reduce the trading price of our Common Stock, and result in our common stock being quoted on an over-the-counter market, which could further adversely impact the liquidity and trading price of our Common Stock.

CAUTIONARY NOTE FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, the documents that we incorporate by reference herein or therein and any free writing prospectuses that we may authorize for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or any supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

USE OF PROCEEDS

We estimate that our net proceeds from this Offering will be approximately $2.15 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.

Currently, we intend to use the net proceeds from this offering for working capital and for general corporate purposes. This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we will use any of the net proceeds. Amounts and timing of our actual expenditures will depend on numerous factors. We will retain broad discretion in the allocation and use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

DIVIDEND POLICY

We have not declared or paid any dividend on our common stock since our inception. We do not anticipate that any dividends on our common stock will be declared or paid in the future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on then existing conditions, including our earnings, financial condition, results of operations, level of indebtedness, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant. Our Board of Directors’ ability to declare a dividend is also subject to limits imposed by Delaware law and our credit facility.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 1,097,547 shares of Common Stock at a purchase price of $2.204 per Share.

Common Stock

The shares of our Common Stock are registered under Section 12(b) of the Exchange Act. The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Capital Stock and Securities We May Offer”, beginning on page 3 of the accompanying base prospectus.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “SSKN.”

PLAN OF DISTRIBUTION

Ladenburg Thalmann & Co. Inc. (the “placement agent”), has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the Placement Agency Agreement, dated September 2, 2025. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We may not sell the entire amount of securities offered pursuant to this prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

In connection with this registered direct offering, we entered into Securities Purchase Agreements dated September 2, 2025, with certain institutional investors (the “Investors”). Under the Securities Purchase Agreements, we agreed to issue and sell, and the Investors agreed to purchase, an aggregate of 1,097,547 shares of our common stock at a purchase price of $2.204 per share. The purchase price per share under the Securities Purchase Agreements equals the “Minimum Price,” as defined in Nasdaq Listing Rule 5635(d), representing the average closing price of our common stock on the Nasdaq Capital Market for the five consecutive trading days immediately preceding the execution of the Securities Purchase Agreements. Because the purchase price of the shares is equal to the Minimum Price, stockholder approval of this offering is not required under applicable Nasdaq rules.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the shares of our Common Stock being offered pursuant to this prospectus supplement on or about September 4, 2025, subject to the satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have engaged the placement agent as our exclusive placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Share	Total
Public offering price	$2.20400	$2,418,993.20
Placement Agent fees (1)	$0.15428	$169,329.55
Proceeds, before expenses, to the Company	$2.04972	$2,249,663.65

(1)	We have agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in connection with the offering, subject to certain exceptions. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including up to $50,000 for its legal fees and expenses and other out-of-pocket expenses.

Tail Fee

Under the Placement Agency Agreement, we agreed that, if within twelve (12) months following the closing of this offering, we complete any financing of equity, equity-linked or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the placement agent, we will pay the placement agent upon the closing of such financing or receipt of such proceeds the compensation equivalent to the compensation for this offering. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate this Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B) which termination for cause eliminates the Company’s obligations with respect to the foregoing provision.

Right of First Refusal

Following closing of this Offering, if at any time from twelve (12) months following the date of such closing, should the Company, in its sole discretion, propose to effect a further financing, the Company shall offer to the placement agent the opportunity to participate as a joint bookrunner or co-exclusive placement agent or exclusive sales agent with a minimum economic participation of 50% in respect of such financing on terms and conditions mutually acceptable to the Company and the placement agent, provided, however, that the Company has the right to terminate its engagement of the placement agent for cause in compliance with FINRA Rule 5110(g)(5)(B)(i), which termination for cause eliminates the Company’s obligations with respect to the right of first refusal.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the placement agent may be required to make for these liabilities.

Determination of Offering Price

The offering price of the shares offered by this prospectus supplement was determined in accordance with the Securities Purchase Agreements dated September 2, 2025, between us and the Investors. The purchase price of $2.204 per share equals the “Minimum Price,” as defined in Nasdaq Listing Rule 5635(d), representing the average closing price of our common stock on the Nasdaq Capital Market for the five consecutive trading days immediately preceding the execution of the Securities Purchase Agreements. Because the offering price is equal to the Minimum Price, stockholder approval of this offering is not required under applicable Nasdaq rules.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on the websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby by this prospectus supplement will be passed upon for us by Stevens & Lee P.C. Certain legal matters in connection with this offer will be passed upon for the Placement Agent by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheets of STRATA Skin Sciences, Inc. as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2024, included in the 2024 Annual Report on Form 10-K, and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon which is incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information that is included in the registration statement of which this prospectus supplement forms a part and its exhibits. Since this prospectus supplement may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. These documents may also be accessed on our web site at www.strataskinsciences.com. The references to our website in this prospectus are inactive textual references only. Information contained on our web site is not incorporated by reference into this prospectus supplement and you should not consider information contained on our web site to be part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2024;

●	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025;

●	our Current Reports on Form 8-K filed with the SEC on April 25, 2025; August 22, 2025 and September 3, 2025;

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-51481), as filed with the SEC on August 8, 2005, and as it may be further amended from time to time; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania, Attention: General Counsel.  The Company can be reached via telephone at (215) 619-3200.

PROSPECTUS

STRATA Skin Sciences, Inc.

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

STRATA Skin Sciences, Inc. may offer and sell from time to time, in one or more series, any one of the following securities of our company:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase any of the foregoing securities; or

●	units comprised of, or other combinations of, the foregoing securities.

in one or more offerings. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We refer to the common stock, preferred stock, debt securities, warrants, rights and the units collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.” We will provide the specific terms of these securities in one or more supplements to this prospectus or in other offering materials. You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered. No securities may be sold without delivery of a prospectus supplement or other offering materials describing the method and terms of the offering of those securities.

Our common stock is traded on The NASDAQ Capital Market under the symbol “SSKN.” The last reported sale price of our common stock on The NASDAQ Capital Market on December 4, 2024 was $3.00 per share. The aggregate market value of our outstanding common stock held by non-affiliates is approximately $6.8 million based on 4,171,161 shares of outstanding common stock as of November 13, 2024, of which approximately 2.0 million shares are held by non-affiliates, at a per share price of $3.35 based on the closing sale price of our common stock on November 13, 2024, which was the highest closing price within the last 60 days prior to the date of this filing. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75 million. As of the date hereof, during the prior 12 calendar month period, we have sold shares of our common stock in an aggregate amount of approximately $2.1 million pursuant to a previously filed Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2024.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.

This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean STRATA Skin Sciences, Inc., together with its subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and the accompanying prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus and any accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements.

Our forward-looking statements reflect our current expectations about our future results, performance, liquidity, financial condition, prospects and opportunities, and are based upon information currently available to us, our interpretation of what we believe to be significant factors affecting our business and many assumptions regarding future events. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, our forward-looking statements. This could occur as a result of various risks and uncertainties, including the following:

●	forecasts of future business performance, consumer trends and macro-economic conditions;

●	descriptions of market, competitive conditions, and competitive product introductions;

●	descriptions of plans or objectives of management for future operations, products or services;

●	actions by the FDA or other regulatory agencies with respect to our products or product candidates;

●	changes to third-party reimbursement of laser treatments using our devices;

●	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing and our ability to obtain additional financing;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	anticipated results of existing or future litigation;

●	health emergencies, the spread of infectious disease or pandemics;

●	descriptions or assumptions underlying or related to any of the above items; and

●	other factors.

In light of these risks and uncertainties, and others discussed in this prospectus there can be no assurance that any matters covered by our forward-looking statements will develop as predicted, expected or implied. Readers should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. We advise you to carefully review the reports and documents we file from time to time with the SEC.

TRADEMARKS

XTRAC®, XTRAC Momentum®, VTRAC®, Theraclear®, and PHAROS® are our registered trademarks. These trademarks are important to our business. Although we may have omitted the “®” or “TM” trademark designation for such trademarks in this prospectus, all rights to such trademarks are nevertheless reserved. Unless otherwise noted, other trademarks used in this prospectus are the property of their respective holders.

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INFORMATION ABOUT THE COMPANY

Overview

We are a medical technology company in dermatology dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Our products include the XTRAC® excimer lasers and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.  Our products also include the TheraClear®X Acne Therapy System utilized in the treatment of mild to moderate inflammatory, comedonal and pustular acne.

The XTRAC excimer laser technology emits highly concentrated UV light targeted primarily towards autoimmune dermatological skin disorders such as psoriasis, vitiligo, atopic dermatitis, and eczema, among others.  The XTRAC system received U.S. Food and Drug Administration clearance in 2000, and excimer laser has since become a widely recognized treatment for psoriasis, vitiligo and other skin diseases.  VTRAC is a UV light lamp system that works in much the same way as the XTRAC.  It received FDA clearance in August 2005 and Conformité Européenne mark approval in January 2006 and has been marketed exclusively in international markets.

We were incorporated in the State of New York in 1989 under the name Electro-Optical Sciences, Inc. and subsequently reincorporated under the laws of the State of Delaware in 1997. In April 2010, we changed our name to MELA Sciences, Inc. On January 5, 2016, we changed our name to STRATA Skin Sciences, Inc.

Our principal executive offices are located at 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044. Our telephone number is (215) 619-3200 and our website address is www.strataskinsciences.com. The information found on our website is not part of this prospectus.

RISK FACTORS

Investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks incorporated by reference from our most recent Annual Report on Form 10-K, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Our business, prospects, financial condition or operating results could be materially harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading prices of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the applicable prospectus supplement. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Except as otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities hereunder for the clinical and regulatory advancement of our product candidates; for commercialization of our products, including potential sales and marketing of products on our own behalf; for potential acquisitions of new technologies and products; and to meet working capital needs. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder and the applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE MAY OFFER

General

The following description of the material provisions of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is based on and qualified by our Certificate of Incorporation, as amended and restated (the “Charter”), our Bylaws, and the Warrant Agreement to Purchase Shares of the Common Stock of STRATA Skin Sciences, Inc., dated as of August 9, 2023, between us and MidCap Funding XXVII Trust (“Warrant Agreement”), each of which is incorporated by reference in the registration statement of which this prospectus is a part. The summary below is also qualified by reference to provisions of the Delaware General Corporation Law (“DGCL”).

Our authorized capital stock consists of 160,000,000 shares, consisting of 150,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of November 21, 2024, our outstanding capital stock consists of 4,171,161 shares of common stock, and no shares of preferred stock. These figures do not include securities that may be issued upon exercise or vesting of our outstanding derivative securities including our options to purchase shares of common stock and restricted stock units under our equity incentive plans and a stock purchase warrant.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $25,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of November 21, 2024, there were 4,171,161 shares of Common Stock issued and outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Voting Power

Except as otherwise required by law or as provided in any certificate of designation for any series of Preferred Stock, the holders of Common Stock possess all the voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share held of record on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions, provided that such holder is not an Unsuitable Person (as defined below).

Liquidation, Dissolution and Winding-Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of our creditors and the rights of holders of Preferred Stock, if any, have been satisfied.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the Common Stock. Our stockholders have no preemptive or other subscription rights.

Certain Anti-Takeover Provisions of Our Charter and Bylaws and Certain Provisions of Delaware Law

Our Charter and Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our Preferred Stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	specifying the Court of Chancery of the State of Delaware as the exclusive forum for adjudication of disputes;

●	controls over the procedures for the conduct and scheduling of stockholder meetings; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, singly or together, could delay hostile takeovers and changes in control of us or changes in our board of directors and management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding Common Stock. Any provision of our Charter or Bylaws, or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

MidCap Warrant

As of the date of this prospectus, there is a warrant outstanding exercisable for 80,000 shares of Common Stock (“MidCap Warrant”). The MidCap Warrant, which was amended and restated on June 30, 2023, allows MidCap Funding XXVII Trust (together with any registered holder from time to time or any holder of the shares issuable or issued upon the exercise or conversion of the warrant, the “Warrantholder”) to purchase 80,000 shares of Common Stock for a 10-year period ending June 30, 2033 at an exercise price equal to $8.80 per share, after taking into account our 1-for-10 reverse stock split effected in June 2024, and subject to the adjustments discussed below.

The MidCap Warrant provides that the Warrantholder may elect to exercise the warrant on a net “cashless” basis at any time prior to the expiration thereof.  Pursuant to a registration rights agreement, we agreed to and have filed a registration statement covering the resale of the shares underlying the MidCap Warrant.

In connection with a Merger Event (defined below) that is a Liquid Sale (defined below) where the value per share of our Common Stock is greater than the exercise price then in effect, the MidCap Warrant shall, on and after the closing of the Merger Event, automatically and without further action on the part of any party or other person, represent the right to receive, in lieu of the shares of our Common Stock that are issuable under the Warrant Agreement as of immediately prior to the closing of such Merger Event, the consideration payable on or in respect of such shares of our Common Stock less the amount equal to then-effective exercise price multiplied by the number of shares of our Common Stock as to which the MidCap Warrant is then exercised (such amount being the “purchase price”) for all such shares of our Common Stock (such consideration to include both the consideration payable at the closing of such Merger Event and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance-based payments), and such Merger Event consideration shall be paid to the holder of the MidCap Warrant as and when it is paid to the holders of the outstanding shares of our Common Stock; provided, however, in the event of a Merger Event that is an arms length sale of all or substantially all of our assets (and only its assets) to a third party that is not an affiliate of us (a “True Asset Sale”), the holder of the MidCap Warrant may either (a) exercise its conversion or purchase right under the MidCap Warrant and such exercise will be deemed effective immediately prior to the consummation of such Merger Event, or (b) permit the MidCap Warrant to continue for the term of the Warrant Agreement if we continue as a going concern following the closing of any such True Asset Sale.  In connection with a Merger Event that is not a Liquid Sale, we shall cause the successor or surviving entity to assume the Warrant Agreement and our obligations thereunder on the closing thereof, and thereafter the MidCap Warrant shall be exercisable for the same number, class, and type of securities or other property as the holder of the MidCap Warrant would have received in consideration for the shares of our Common Stock issuable under the Warrant Agreement had it exercised the MidCap Warrant in full as of immediately prior to such closing, at an aggregate exercise price no greater than the aggregate exercise price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Agreement. This provision shall similarly apply to successive Merger Events. For purposes of this section of the Prospectus:

●	A “Merger Event” means any of the following: (i) a sale, lease or other transfer of all or substantially all of our assets, (ii) any merger or consolidation involving us in which we are not the surviving entity or in which our outstanding shares of capital stock are otherwise converted into or exchanged for shares of capital stock or other securities or property of another entity or converted into the right to receive cash, or (iii) any sale by holders of our outstanding voting equity securities in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of us; and

●	A “Liquid Sale” means the closing of a Merger Event in which the consideration received by us and/or our stockholders, as applicable, consists solely of cash and/or securities meeting all of the following requirements:

o	the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is then current in its filing of all required reports and other information under the Act and the Exchange Act;

o	the class and series of shares or other security of the issuer that would be received by the holder of the MidCap Warrant in connection with the Merger Event were the holder to exercise the MidCap Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and

o	following the closing of such Merger Event, the holder of the MidCap Warrant would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the holder in such Merger Event were the holder to exercise the MidCap Warrant in full on or prior to the closing of such Merger Event, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Merger Event.

Except for Merger Events discussed above, if we at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under the Warrant Agreement exist into the same or a different number of securities of any other class or classes of securities, the Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under the Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. This provision shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

If we at any time shall combine or subdivide our Common Stock, (i) in the case of a subdivision, the exercise price of the MidCap Warrant shall be proportionately decreased and the number of shares for which the MidCap Warrant is exercisable shall be proportionately increased, or (ii) in the case of a combination, the exercise price of the MidCap Warrant shall be proportionately increased and the number of shares for which the MidCap Warrant is exercisable shall be proportionately decreased.

If we at any time while the Warrant Agreement is outstanding and unexpired shall pay a dividend with respect to the outstanding shares of our Common Stock payable in additional shares of our Common Stock, then the exercise price of the MidCap Warrant shall be adjusted to that price determined by multiplying the exercise price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of our Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of our Common Stock outstanding immediately after such dividend or distribution, and the number of shares of our Common Stock for which the MidCap Warrant is exercisable shall be proportionately increased.

If we at any time while the Warrant Agreement is outstanding and unexpired shall make any other dividend or distribution on or with respect to our Common Stock, except any dividend or distribution (i) in cash, or (ii) specifically provided for in any other clause of the Warrant Agreement, then, in each such case, provision shall be made by us such that the holder of the MidCap Warrant shall receive upon exercise or conversion of the MidCap Warrant a proportionate share of any such distribution as though it were the holder of our Common Stock (or other stock for which our Common Stock is convertible) as of the record date fixed for the determination of our stockholders entitled to receive such distribution.

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 10,000,000 shares of Preferred Stock in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof or thereon, without any further vote or action by the stockholders. No shares of Preferred Stock are outstanding as of the date hereof.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	the title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Rule 144

Under Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months may be entitled to sell such shares, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding, or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions, notice requirements and requirements as to the availability of current public information about us.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on The NASDAQ Capital Market under the trading symbol “SSKN.”

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. The securities may also be sold at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, including, in the case of our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or directly into an existing trading market, on an exchange or otherwise, for shares.

We may sell the securities in any of the following ways:

●	through underwriters or dealers;

●	through agents who may be deemed to be underwriters as defined in the Securities Act;

●	directly to one or more purchasers

●	directly to holders of warrants exercisable for our securities upon the exercise of their warrants

●	block trades;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

●	the terms of the offering, including the specific securities to be offered and sold;

●	the name or names of participating agents, broker-dealers or underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any applicable commissions, discounts, concessions and other items constituting compensation from us; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Stevens & Lee P.C., Philadelphia, Pennsylvania.

EXPERTS

The consolidated balance sheets of STRATA Skin Sciences, Inc. and Subsidiary as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, included in the 2023 Annual Report on Form 10-K, and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon which is incorporated herein by reference.  Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 28, 2024, and Amendment No. 1 on Form 10-K/A filed with the SEC on April 29, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;

●	our Current Reports on Form 8-K and/or their amendments as filed with the SEC on January 3, 2024, February 21, 2024, June 4, 2024, June 25, 2024, July 11, 2024, October 30, 2024, and November 13, 2024; and

●	the description of our Capital Stock set forth in Form 8-A, as filed with the SEC on August 8, 2005, and as it may be further amended from time to time.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated, shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request a copy of these documents, which will be provided to you at no cost, by contacting STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania, Attention: General Counsel. The Company can be reached via telephone at (215) 619-3200.

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on their respective cover pages and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

Strata Skin Sciences, Inc.

1,097,547 SHARES OF COMMON STOCK

PROSPECTUS SUPPLEMENT

Placement Agent

Ladenburg Thalmann

September 2, 2025